UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, CA 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to the Tender Offer Agreement

On June 7, 2011, SunPower Corporation, a Delaware corporation (“SunPower” or the “Company”), Total S.A., a société anonyme organized under the laws of the Republic of France (“Total”) and its indirect wholly owned subsidiary, Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Purchaser”), entered into an amendment (the “Tender Offer Agreement Amendment”) to the Tender Offer Agreement, dated as of April 28, 2011 between the Company and Purchaser (the “Tender Offer Agreement”). The Tender Offer Agreement provides for Purchaser to purchase up to 34,144,400 shares of Class A Common Stock, par value $0.001 per share, of the Company together with the associated preferred stock purchase rights issued in connection with and subject to the Rights Agreement, as amended (the “Rights Agreement”), dated as of August 12, 2008, by and between SunPower and Computershare Trust Company, N.A. (the “Class A Shares”), and up to 25,220,000 shares of Class B Common Stock, par value $0.001 per share, of SunPower, together with the associated preferred stock purchase rights issued in connection with and subject to the Rights Agreement (the “Class B Shares” and together with the Class A Shares, the “Shares”), for $23.25 per share, net to the holder thereof in cash (the “Offer Price”), without interest and less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 3, 2011 (as amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) (which collectively constitute the “Offer”). Pursuant to the Tender Offer Agreement Amendment, the parties agreed, among other things, to waive the portion of the Antitrust Condition (as that term is defined in the Offer to Purchase) to the completion of the Offer relating to (i) the European Commission (the “Commission”) having taken a decision under Article 6(1)(b) of Council Regulation (EC) No. 139/2004 of 20 January 2004 of the Council of the European Union (the “EC Merger Regulation”) (or having been deemed to have taken a decision pursuant to Article 10(6) of the EC Merger Regulation) declaring that the transactions contemplated by the Tender Offer Agreement are compatible with the common market or (ii) if the Commission has taken a decision to refer the whole or part of the transactions contemplated by the Tender Offer Agreement to the competent authorities of a Member State in accordance with Article 9(3) of the EC Merger Regulation, any such authority having taken a decision with equivalent effect to the decisions in clause (i) above with respect to those parts of the transactions referred to such authority and where applicable, the Commission having taken a decision as contemplated under (i) above with respect to those parts of the transactions that have not been referred to the competent authorities of a Member State (the “EU Condition”).

In connection with the Tender Offer Agreement Amendment, the parties agreed that until (i) the Commission shall have taken a decision under Article 6(1)(b), 8(1) or 8(2) of the EC Merger Regulation (or has been deemed to have taken a decision pursuant to Article 10(6) of the EC Merger Regulation) declaring that the transactions contemplated by the Tender Offer Agreement are compatible with the common market or (ii) if the Commission has taken a decision to refer the whole or part of the transactions contemplated by the Tender Offer Agreement to the competent authorities of a Member State in accordance with Article 9(3) of the EC Merger Regulation, any such authority shall have taken a decision with equivalent effect to the decisions in clause (i) above with respect to those parts of the transactions referred to such authority and, where applicable, the Commission has taken a decision as contemplated under (i) above with respect to those parts of the transactions that have not been thus referred (the occurrence of the foregoing in each of clause (i) and (ii) above, the “EU Clearance”), each of Purchaser and SunPower will, among other things, continue to be obligated to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Tender Offer Agreement, including by:

•

making all necessary registrations, declarations and filings with governmental authorities in connection with the Tender Offer Agreement and the consummation of the transactions contemplated thereby, and obtaining all necessary actions or non-actions, waivers, clearances, consents, approvals, orders and authorizations from governmental authorities (including any necessary antitrust approvals) in connection with the Tender Offer Agreement and the consummation of the transactions contemplated thereby; and

•

assisting the other parties in (A) making all necessary registrations, declarations and filings with governmental authorities in connection with the Tender Offer Agreement and the consummation of the transactions contemplated thereby, including by providing such information regarding itself, its affiliates and their respective operations as may be requested in connection with a filing by it or any of its subsidiaries, and (B) obtaining all necessary actions or non-actions, waivers, clearances, consents, approvals, orders and authorizations from governmental authorities (including any necessary antitrust approvals) in connection with the Tender Offer Agreement and the consummation of the transactions contemplated thereby.

As a result, SunPower and the Purchaser have agreed to proceed with the closing of the Offer on June 14, 2011. The parties anticipate making any additional filings necessary to obtain the EU Clearance following the closing of the Offer and anticipate making a voluntary filing with the Committee on Foreign Investment in the United States (CFIUS).

The Tender Offer Agreement Amendment provides that the meeting of SunPower’s stockholders for the purpose of voting upon a proposal to amend the Company’s Certificate of Incorporation to reclassify all outstanding shares of the Company’s Class A Shares and Class B Shares into a single class of common stock named “Common Stock,” which shall have the same voting powers, preferences, rights and qualifications, limitations and restrictions as the Class A Common Stock as of the date of the Tender Offer Agreement (the “Reclassification Proposal”) must be held as promptly as practicable following the later to occur of (i) the acceptance for payment of Shares in the Offer and (ii) the EU Clearance, but such SunPower stockholder meeting must be held in no event later than the six month anniversary of the later to occur of (i) the acceptance for payment of Shares in the Offer and (ii) the EU Clearance. Subject to SunPower’s compliance with the foregoing obligation, Purchaser will vote all Shares acquired in the Offer (or otherwise owned by it or any of its respective wholly owned subsidiaries as of the applicable record date) in favor of (x) the Reclassification Proposal in accordance with the Delaware General Corporation Law, and (y) an increase in the number of shares available for issuance under SunPower’s equity incentive plans by 2,500,000, in each case at such SunPower stockholder meeting or otherwise.

The Tender Offer Agreement Amendment also provides that subject to certain exceptions, until the later to occur of (i) the acceptance for payment of Shares in the Offer and (ii) the EU Clearance, SunPower will not, and will not permit any of its subsidiaries to, take any of the following actions without the prior written consent of Purchaser:

•	any amendment to SunPower’s bylaws or certificate of incorporation, except as expressly contemplated by the Affiliation Agreement (as defined below);

•	any amendment or redemption of the Rights Agreement, except as expressly contemplated by the Tender Offer Agreement or the Affiliation Agreement;

•

any transaction pursuant to which SunPower or a company that it controls acquires or otherwise obtains the ownership or exclusive use of any business, property or assets of a person that is not SunPower or a company that it controls (including by merger, amalgamation, consolidation, tender offer, asset or stock purchase), if as of the date of the consummation of such transaction the aggregate net present value of the consideration paid or to be paid exceeds $25 million;

•

any transaction pursuant to which a person that is not SunPower or a company that it controls obtains ownership or exclusive use of any business, property or assets of SunPower or a company that it controls (including any sale, lease, license, transfer or other disposition), if as of the date of the consummation of such transaction the aggregate net present value of the consideration received or to be received exceeds $25 million, except for sales, leases, transfers or other dispositions of directly or indirectly owned special purpose vehicles established to facilitate solar system sales in the ordinary course of the Company’s utility and power plant or large commercial business lines, in the ordinary course of business;

•

the incurrence of additional indebtedness in excess of the difference, if any, of 3.5 times SunPower’s LTM EBITDA (as defined in the Affiliation Agreement) less SunPower’s then Outstanding Gross Debt (as defined in the Affiliation Agreement), except for (i) an Excluded Debt Incurrence (as defined in the Affiliation Agreement) and (ii) in connection with refinancing or replacing any of SunPower’s 1.25% convertible debentures, the issuance of a new convertible debenture issued on or after July 1, 2011 on no less favorable terms than the 1.25% convertible debentures being refinanced or replaced with respect to ranking (senior/senior sub/subordinated), financial covenants, operational covenants, and events of default, and whether issued prior to or after the replacement of such 1.25% convertible debentures;

•	subject to certain exceptions, any voluntary dissolution or liquidation of SunPower or any company that it controls;

•

any voluntary bankruptcy filing by SunPower or any company that it controls or the failure to oppose any other person’s bankruptcy filing or action to appoint a receiver of SunPower or any company that it controls;

•

any issuance, sale, pledge, disposition, granting or encumbrance of any shares of any class of capital stock of SunPower, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest and including any stock awards or voting securities), of SunPower, except for (i) the grant of stock awards or voting securities under SunPower’s equity incentive plans in the ordinary course of business consistent with past practice, (ii) the issuance of shares of SunPower’s common stock upon the exercise of SunPower options or the vesting or settlement of SunPower’s restricted stock or restricted stock unit awards outstanding on the date of the Tender Offer Agreement or granted in accordance with the foregoing, and (iii) upon the conversion or exercise of convertible debentures outstanding on the date of the Tender Offer Agreement;

•

any declaration, setting aside, making or payment of any dividend or other distribution (payable in cash, stock, property or otherwise) with respect to, or any reclassification, combination, split or subdivision of, any shares of any class of capital stock of SunPower;

•

any redemption, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock of SunPower, except for (i) tax withholdings and exercise price settlements upon exercise of options or with respect to restricted stock restricted stock unit awards, in each case in the ordinary course of business and in compliance with applicable law, and (ii) purchases of shares of SunPower common stock or convertible debentures from the holders thereof in one or more privately negotiated transactions which are not effected in the open market and would not constitute a tender offer in accordance with applicable laws;

•	any capital expenditure not reflected in SunPower’s 2011 annual operating plan that exceeds $25 million;

•	any adoption or material amendment of an equity compensation plan;

•

any entry into a Utility & Power Plant segment of SunPower sales agreement for contracted revenue greater than 15% of SunPower’s then current fiscal year’s forecasted revenue, or for any project (or series of projects located within 500 meters of one another) with a nameplate capacity rating in excess of 50 megawatts (ac – alternating current); or

•	any announcement of an intention to enter into, or entry into, any formal or informal contract or any commitment to do any of the foregoing.

In addition, until the later to occur of (i) the acceptance for payment of Shares in the Offer and (ii) the EU Clearance, SunPower must consult with Purchaser reasonably in advance of taking any action that would be outside SunPower’s or any of its subsidiaries’ ordinary course of business consistent with past practice.

As part of the Tender Offer Amendment Agreement, the parties agreed that, upon the acceptance for payment of Shares in the Offer, the Tender Offer Agreement shall become irrevocable and may not be terminated by either party. In addition, the parties agreed that (i) if acceptance for payment of Shares in the Offer occurs before the EU Clearance and (ii) SunPower notifies Parent that it has determined in good faith to give notice of, and call, an annual or special meeting of SunPower’s stockholders within 60 days of such notification, Purchaser must seek to obtain, as promptly as practicable, a derogation from the Commission that would allow Purchaser to exercise the voting rights attached to the Shares then held by Purchaser.

The foregoing description of Tender Offer Agreement Amendment is qualified in its entirety by reference to the Tender Offer Agreement Amendment, which is filed as Exhibit 2.1 hereto and is incorporated by reference. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Tender Offer Agreement.

Amendment to the Affiliation Agreement

On June 7, 2011, the Company and Purchaser entered into an amendment (the “Affiliation Agreement Amendment”) to the Affiliation Agreement, dated as of April 28, 2011, by and between the Company and Purchaser (the “Affiliation Agreement”), pursuant to which, among other things, the parties agreed to suspend the effectiveness of certain terms of the Affiliation Agreement if the acceptance for payment of Shares in the Offer occurs prior to the EU Clearance. More specifically, following the acceptance for payment of Shares in the Offer until the occurrence of the EU Clearance:

•

Purchaser shall not have any rights to representation on the the board of directors of SunPower (the “SunPower Board”) or to designate any observers to attend meetings of the SunPower Board or any of its committees;

•	Purchaser shall not have any rights to require SunPower to obtain specified approvals of the SunPower Board before taking the actions specified in the Affiliation Agreement;

•	Purchaser shall not have any rights to require SunPower to obtain specified approvals of SunPower’s stockholders before taking the actions specified in the Affiliation Agreement; and

•

notwithstanding any amendments to SunPower’s bylaws, none of Total, Purchaser or any of their affiliates or any member of a group of which Total or any of its affiliates are a member and that file or would be required to file together on a Schedule 13D, will be entitled to call a special meeting of SunPower’s stockholders in the circumstances specified in the Affiliation Agreement.

The foregoing description of the Affiliation Agreement Amendment is qualified in its entirety by reference to the Affiliation Agreement Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Amendment to the Credit Support Agreement

On June 7, 2011, the Company and Total entered into an amendment (the “Credit Support Agreement Amendment”) to the Credit Support Agreement, dated as of April 28, 2011, by and between the Company and Total (the “Credit Support Agreement”), pursuant to which, among other things, the parties agreed that the Credit Support Agreement will not become effective until the first date on which both (i) the acceptance for payment of Shares in the Offer and (ii) the EU Clearance have occurred.

The foregoing description of the Credit Support Agreement Amendment is qualified in its entirety by reference to the Credit Support Agreement Amendment, which is filed as Exhibit 10.2 hereto and is incorporated by reference.

Amendment to the Research & Collaboration Agreement

On June 7, 2011, the Company and Purchaser entered into an amendment (the “R&C Agreement Amendment”) to the Research & Collaboration Agreement, dated as of April 28, 2011, by and between the Company and Purchaser (the “R&C Agreement”), pursuant to which, among other things, the parties agreed that, if the acceptance for payment of Shares in the Offer occurs prior to the EU Clearance, the R&C Agreement will not become effective until immediately after the occurrence of the EU Clearance.

The foregoing description of the R&C Agreement Amendment is qualified in its entirety by reference to the R&C Agreement Amendment, which is filed as Exhibit 10.3 hereto and is incorporated by reference.

Item 7.01	Regulation FD Disclosure

On June 7, 2011, the Company issued a press release revising and updating its financial guidance for second quarter 2011 and fiscal year 2011. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information included in this Item 7.01 of this Current Report and the information contained in the corresponding press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report is not incorporated by reference into any filings of the Company, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 8.01	Other Events

On June 7, 2011, the Company and Total issued a press release announcing that SunPower and Purchaser had waived satisfaction of the EU Condition and the entry into the Tender Offer Agreement Amendment, the Affiliation Agreement Amendment, the Credit Support Agreement Amendment, and the R&C Agreement Amendment.

Purchaser further confirmed its intention to complete the Offer as scheduled at 12:00 midnight, New York City time, on June 14, 2011, unless the Offer is further extended. A copy of the press release is filed as Exhibit 99.2 to this report.

As a result of the waiver of the EU Condition, and in the event that the Offer is completed prior to the receipt of the EU Clearance, Total has agreed to not exercise its rights to nominate members of the SunPower Board under the Affiliation Agreement and SunPower and Total have agreed that Total’s obligations to provide credit support pursuant to the Credit Support Agreement and Total’s ability to specifically approve specified corporate transactions will not commence until the EU Clearance has been obtained. In addition, if the Offer is completed prior to the receipt of EU Clearance, Total will not be permitted to exercise voting rights with respect to the Shares it acquires upon completion of the Offer until the receipt of the EU Clearance or until Total receives specific permission from the appropriate European regulators.

Additional Information and Where to Find It

This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the SunPower’s Class A and Class B common stock described in this announcement commenced on May 3, 2011 and is only being made pursuant to the Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents, as each may be amended, supplemented or modified) filed with the U.S. Securities and Exchange Commission (“SEC”) on May 3, 2011. At the time the tender offer was commenced, Total and Purchaser filed the Tender Offer Statement on Schedule TO, and SunPower filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Purchaser and SunPower mailed these documents to the stockholders of SunPower. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents, as each may be amended, supplemented or modified) and the Solicitation/Recommendation Statement contain important information relating to the tender offer and SunPower stockholders are urged to read those documents, and any amendments to those documents, carefully before making any decision with respect to the tender offer. Those materials and all other documents filed by Total, Purchaser or SunPower with the SEC are available at no charge on the SEC’s web site at www.sec.gov. The Tender Offer Statement and related materials may be obtained for free by directing such requests to MacKenzie Partners, Inc., the Information Agent for the tender offer, at (800) 322-2885. The Schedule 14D-9 Solicitation/Recommendation Statement and such other documents may be obtained for free by directing such requests to SunPower, 77 Rio Robles, San Jose, CA 95134 or at http://investors.sunpowercorp.com/.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Amendment to Tender Offer Agreement, dated as of June 7, 2011 by and between Purchaser and SunPower.

10.1	Amendment to Affiliation Agreement, dated as of June 7, 2011 by and between Purchaser and SunPower.

10.2	Amendment to Credit Support Agreement, dated as of June 7, 2011 by and between Total and SunPower.

10.3	Amendment to Research & Collaboration Agreement, dated as of June 7, 2011 by and between Purchaser and SunPower.

99.1	Press Release, dated June 7, 2011 (incorporated herein by reference to Exhibit (a)(16) to Amendment No. 5 to Schedule 14D-9 filed by SunPower on June 7, 2011).

99.2	Press Release, dated June 7, 2011 (incorporated herein by reference to Exhibit (a)(1)(I) to Amendment No. 3 to Schedule TO filed by Total and Purchaser on June 7, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: June 7, 2011	By:	/s/ Dennis V. Arriola
	Name	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment to Tender Offer Agreement, dated as of June 7, 2011 by and between Purchaser and SunPower.

10.1	Amendment to Affiliation Agreement, dated as of June 7, 2011 by and between Purchaser and SunPower.

10.2	Amendment to Credit Support Agreement, dated as of June 7, 2011 by and between Total and SunPower.

10.3	Amendment to Research & Collaboration Agreement, dated as of June 7, 2011 by and between Purchaser and SunPower.

99.1	Press Release, dated June 7, 2011 (incorporated herein by reference to Exhibit (a)(16) to Amendment No. 5 to Schedule 14D-9 filed by SunPower on June 7, 2011).

99.2	Press Release, dated June 7, 2011 (incorporated herein by reference to Exhibit (a)(1)(I) to Amendment No. 3 to Schedule TO filed by Total and Purchaser on June 7, 2011).